UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 25, 2006

Address of principal
Exact name of registrant	executive offices; zip code;	State or other jurisdiction of
as specified in its charter;	registrant’s telephone	incorporation or organization;
Commission File No.:	number, including area code:	IRS Employer Identification No.:
Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 25, 2006, Duquesne Light Holdings, Inc. made technical amendments to the Directors’ Deferred Compensation Plan to bring it into compliance with the American Jobs Creation Act of 2004. A copy of the plan is attached as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
     10.1 Directors’ Deferred Compensation Plan, as amended to date.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc. (Registrant)
Date May 31, 2006	/s/ Mark E. Kaplan
(Signature) Mark E. Kaplan Senior Vice President and Chief Financial Officer